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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-18885 of Interim Services Inc. on Form S-8 of our report dated June 16, 2000 appearing in this Annual Report on Form 11-K of Interim Services Inc. 401(k) Benefit Plan for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
June 27, 2000